CONTRACTOR'S, SURFACE USE AND OPTION AGREEMENT

MADE AND ENTERED INTO BY AND BETWEEN

BATLA RESOURCES PROPIETARY LIMITED

REGISTRATION NUMBER : 2007/010446/07

Herein duly represented by

AMOS JACOB DAVIDS

I.D. NUMBER : 690626 5359 08 5

(hereinafter referred to as the RIGHT HOLDER/HOLDER)

and

HC VAN WYK DIAMONDS LIMITED

REGISTRATION NO 2001/006812/07

(OR IT'S NOMINEE)

(herein duly represented by DR JOHN WILLIAM BRISTOW

IDENTITY NUMBER 5207195007089

(hereinafter referred to as the CONTRACTOR/HOLDER OF PR2131/HCWD)

and

M J A BOEDERY CC

REGISTRATION NUMBER : 1998/041282/23

Herein duly represented by

MARTHINUS HERMANUS VAN DER WESTHUIZEN

IDENTITY NUMBER : 600421 5108 08 1

(Hereinafter referred to as the "SURFACE OWNER")

RECORDAL

(a) **WHEREAS M J A BOEDERY CC, REGISTRATION NUMBER - 1998/041282/23** is the registered owner of a certain farm and/or portions known as:

CERTAIN	:	**A Portion of ERF 2004, (a portion of Erf 2003) Windsorton**
SITUATE	:	**in the Dikgatlong Municipality, district Barkly West**
MEASURING	:	**901,9988 hectares**
HELD BY	:	**Deed of Transfer No T1625/2005**

Copy of the Deed of Transfer is attached hereto as Annexure "A";

(b) **AND WHEREAS** the right to precious stones on, in and under the abovementioned farm vests in the Government of the Republic of South Africa (the State);

(c) **AND WHEREAS BATLA RESOURCES PROPRIETARY LIMITED, REGISTRATION NUMBER – 2007-010446/04** is the Holder of a Prospecting Right with Protocol Number 116/2010 and file reference number **NC1787PR** dated the **09th of April 2010**, of which a copy is attached hereto as Annexure "B";

(d) **AND WHEREAS** HCWD has applied for a Prospecting Right in the Remainder of the property;

(e) **AND WHEREAS** the Holder has agreed to appoint the Contractor as the Holder's sole and exclusive contractor for the purposes of carrying on prospecting/mining operations on the farm as referred to in 1(a) *supra*, subject to the undermentioned conditions and the terms and

conditions as stated in the Prospecting Right attached as Annexure "B" and the Right with reference number (NC) 2131 PF when granted to the Contractor by the DMR;

(f) **AND WHEREAS** the Surface Owner has agreed to the under mentioned terms and conditions:

NOW THEREFORE the Holder, the Contractor and the Surface Owner hereby contract and agree with each other as follows:

2. INTERPRETATION AND PRELIMINARY

The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. In this agreement, unless a contrary intention clearly appears:

2.1 words importing:

2.1.1 any one gender includes the other two genders;

2.1.2 the singular include the plural and *vice versa*; and

2.1.3 natural persons include created entities (corporate or unincorporated) and the State and *vice versa*;

2.2 The following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely:

2.2.1 **"Act"** means the Mineral & Petroleum Resources Development Act, 2002;

2.2.2 **"Attorney"** means ENGELSMAN, MAGABANE INC, PO BOX 609, KIMBERLEY 8300, telephone number (053) 83208134, fax number (053) 832-2362; e-mail: vanniekerk@engelsman.co.za;

2.2.3 **"Contractor"** means **HC VAN WYK DIAMANTE LIMITED REG NO 2001/006812/07;**

2.2.4 **"Director"** means the Director: Department of Mineral Resources of the Northern Cape Region;

2.2.5 **"Farm"** means: the immovable property described in clause 1 (a) hereof;

2.2.6 **"Mineral Right"** means the Prospecting Right with Protocol Number 116/2010 and file reference number **NC1787PR** dated the **09th of April 2010** and the Right under application in process with reference number (NC) 2131 PR;

2.2.7 **"MPRDA"** means the Mineral & Petroleum Resources Development Act, 2002.

2.2.8 **"Holder"** means **BATLA RESOURCES PROPIETARY LIMITED, REGISTRATION NUMER – 2007/010446/07 and HCWD, REGISTRATION NUMBER – 2001/006812/07 upon Prospecting Right with reference number (NC) 2131 PR is granted;**

2.2.9 **"purchase price"** means the amount received after deduction of the commission payable on the sale of diamonds by tender or any other sale as may be agreed upon;

2.2.10 **"the prospecting area"** means that portion of the Farm or the Farm in respect of which the Prospecting Right has been granted;

2.2.11 **"the Royalties Act"** means the Mineral and Petroleum Resources Royalty Act, 2008;

2.2.12 **"the surface owner"** means **M J A BOERDERY CC, REGISTRATION NUMBER – 1998/041282/23.**

2.3 Any reference to an enactment is to that enactment as at the date of signature hereof by the Right holder.

2.4 If any provision in the preamble or a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the preamble or definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement.

2.5 When any number of days is prescribed in the agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday.

2.6 Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

2.7 Expression defined in this agreement shall bear the same meanings in schedules or annexures to this agreement which do not themselves contain their own definitions.

2.8 Where any term is defined within the context of any particular clause in this agreement or in the preamble, the term so defined, unless it is clear from the clause in question that the term so defined, has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that the term has not been defined in this interpretation clause.

2.9 The expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.10 The rule of construction that the contract shall be interpreted against the party responsible for the drafting or preparation of this Agreement, shall not apply.

2.11 The Parties hereby indemnify and hold the Attorneys harmless from any and all claims, costs, damages, expenses and/or loss they may incur or suffer as a result of the provisions of this agreement. Any liability of the Parties towards the Attorneys arising in respect of this agreement shall be joint and several.

3. **COMMENCEMENT AND DURATION**

This agreement shall commence upon signature hereof and shall continue for an indefinite period from date of signature of this agreement, subject to the Special Conditions referred to in paragraph 15 of this Agreement.

4. **TERMINATION**

This agreement may only be terminated by:

4.1 Written agreement of cancellation entered into between the parties at any time; or

4.2 A written notice of cancellation given by the **Contractor** to the Holder in writing at least **three (3)** calendar months before the effective date of cancellation; or

4.3 Any other lawful manner of cancellation.

4.4 The termination shall be subject to the Special Conditions as referred to in paragraph 15.

5. **GRANT OF RIGHTS FOR PROSPECTING RIGHT WITH REFERENCE NUMBER (NC) 1787 PR AND APPLICATION FOR A PROSPECTING RIGHT WITH REFRENCE NUMBER (NC) 2131 PR**

5.1 The Holder hereby gives and grants to the contractor during the currency of this agreement, the sole and exclusive right to

prospect/mine for and dispose of all diamonds found on, in and under the prospecting/mining area and the Contractor shall be entitled, in the course of its prospecting/mining operations and activities incidental thereto, to carry on all such activities as may be necessary or desirable, and which may be permissible at Law and shall further be entitled to exercise all rights and ancillary rights to which the Contractor may be entitled as holder of the prospecting/mining right.

5.2 The method, manner and rate of prospecting/mining shall be at the entire discretion of the Contractor provided that his operations on the Farm will be in accordance with the provisions of the Act and all relevant regulations and shall comply with any requirements of the Director or his duly authorised representative.

5.3 The Contractor shall have the right to make use of sub-contractors on the same terms and conditions as agreed upon between the parties in this agreement.

6. THE RIGHT HOLDER'S OBLIGATIONS IN TERMS OF PROSPECTING RIGHT WITH REFERENCE NUMBER (NC) 1787 PR

During the currency of this agreement the Holder will be obliged to:

6.1 Take all reasonable steps which may be within his power and ensure that: the existing prospecting right/mining right in terms of which the Holder is entitled to prospect/mine for diamonds on the Farm will remain valid and be renewed from time to time in so far as this may be necessary to ensure that the Holder will at all times during the currency of this agreement be entitled to

mine for and to remove diamonds and other precious stones from the Farm;

6.2 Provide right of way and the shortest route regarding access by the Contractor to the prospecting/mining site over the farm.

6.3 Provide access to water and a right to water for prospecting/mining purposes, the said cost for the using of such right, payable by the Contractor.

6.4 To immediately make available to the contractor any area on request of the contractor of the farm for prospecting/mining purposes with the understanding that certain land may be utilized by the surface owner for grazing as agreed upon from time to time with the Contractor.

7. RIGHTS AND OBLIGATIONS OF CONTRACTORS

7.1 **Appointment of Contractor in terms of Prospecting Right with reference number (NC)1787 PR**

7.1.1 Subject to all the conditions and terms of this agreement, the Holders hereby appoints the Contractor as a Sole and exclusive Contractor to mine for diamonds on the prospecting/mining area and the Contractor hereby accepts this appointment.

7.1.2 The Contractor will be obliged at it's sole and exclusive cost and expense to take all necessary steps in order to comply with all the provisions of the Act and regulations promulgated in terms of the Act as applicable from time to

time as well as all directions of the director or any other authorised official notwithstanding the fact that the Holder is and will remain the holder of the aforesaid prospecting right.

7.1.3 The appointment of the Contractor as contractor to the Holder will be exclusive in that the Holder will not be entitled to appoint any other contractor to mine for diamonds on the Farm during the currency of this agreement.

7.2 The Contractor's prospecting/mining activities in terms of Prospecting Right with reference number (NC) 1787 PR

During the currency of this agreement the following conditions will ***inter alia*** apply to the Contractor's activities on the Farm.

7.2.1 The Contractor will, at his own cost and expense and risk supply all the necessary vehicles, machinery, equipment and accessories and washing plant and to maintain same in a good working order during the currency of this agreement which may be necessary for purposes of carrying out his duties and obligations in terms of this agreement.

7.2.2 The Contractor will carry out his obligations and perform his activities in such a manner as to ensure the minimum disturbance of the surface and environment through his activities and that he will only cause such disturbance as may reasonably be necessary for the purpose of

executing his activities, which activities will comply strictly with all the provisions of the environmental protection program which has been approved by the Director, which will be rehabilitated on an ongoing basis.

7.2.3 The Holder will be entitled through its members or other official if applicable or employee to inspect the activities of the Contractor at all reasonable times during the currency of this agreement subject to the security arrangements of the Contractor and to be present at such activities and especially when any concentrate is taken from the recovery plant and sorted. The Contractor will be obliged to secure any concentrate for the benefit of the Holder.

7.3 Sale of Diamonds in terms of Prospecting Right with reference number (NC)1787 PR

7.3.1 The Holder will be entitled to be present at every sale of diamonds recovered by the Contractor in terms of this agreement.

7.3.2 In respect of the purchase price of all diamonds recovered by the Contractor in terms of this agreement, the contractor will be obliged as soon as possible after he has received payment of such purchase price, to pay over:

7.3.2.1 to the Department a royalty as determined by the Royalties Act and calculated in accordance therewith regarding the diamonds extracted in terms of this

agreement calculated on the total purchase price (excluding VAT) of all diamonds sold; and

7.3.2.2.1 the Holder/Representative namely MJA Boerdery an amount equal to 20% (twenty percent) plus VAT thereon (if applicable), the said percentage to be calculated on the total purchase price (excluding VAT) of all diamond sales regarding this agreement.

7.4 Miscellaneous Obligations of the Contractor in terms of Prospecting Right with reference number (NC) 1787 PR and Application for Prospecting Right with reference number (NC) 2131 PR

The Contractor will be obliged at his own costs and expense:

7.4.1 To take all necessary steps for compliance with the Act as well as the Diamonds Act, 1986 and all other statutory provisions applicable to the operations of the Contractor;

7.4.2 To take all reasonable steps to provide sufficient security to prevent theft or loss of diamonds.

7.4.3 To ensure that all his operations will be in accordance with the standard normally applicable to prospecting activities of this nature;

7.4.4 To take all necessary steps to secure the safety of all excavations made by the Contractor during the currency

of this agreement and to keep them in such a condition as to ensure that they will not constitute any source of danger for any person, animal or movables;

7.4.5 To prevent any persons who may enter upon the Farm as a result of the Contractor's activities or presence, to move about or wander about on the Farm unless such person is accompanied by the Contractor or his duly authorised official or representative;

7.4.6 To ensure that no fixed or movable improvement on the Farm will be disturbed without the prior written consent of the surface owner.

7.4.7 To repair any damage caused by the Contractor to any improvement immediately and in the case of the total destruction of an improvement, to replace it immediately.

7.4.8 To prevent any of his employees or persons entering upon the Farm as a result of the Contractor's activities from doing any harm to or killing any birds or wild animals.

7.4.9 To ensure that no trees or bush will be damaged or destroyed unless necessary for the purposes of the Contractor's activities.

8. DUTIES UPON TERMINATION OF THIS AGREEMENT

8.1 Within a period of 90 (ninety) days from the terminations of this

agreement the Contractor will be obliged to take all reasonable steps to ensure that all disturbances of the environment and the surface as a result of the Contractor's activities are rehabilitated to the satisfaction of the Director.

8.2 The Contractor will be obliged to remove all plant, machinery and equipment and accessories brought upon the Farm by the Contractor including all temporary constructions, scrap metal and other items (excluding safety fences) within a period of 90 days as from date of termination of this agreement.

9. RISK AND INDEMNITY

9.1 The Contractor confirms that he is an independent contractor and that at no stage will he act as the representative or agent of the Holder except in regard to the sale of diamonds recovered from the Farm by the Contractor.

9.2 It is specifically recorded that this agreement does not constitute any partnership agreement between the Holder or the Contractor and that neither of the parties will be responsible for payment of the debts of the other.

9.3 The Contractor hereby indemnifies the Holder and surface owner against all or any claims of whatsoever nature which may be instituted against the Holder and the surface owner by any person in connection with or as a result of any action or failure on the part of the Contractor or any of his employees or representatives or activities of the Contractor or caused by the Contractor's vehicles, plant, equipment or machinery or accessories.

9.4 The Contractor shall not do anything or fail to do anything which may prejudice the rights of the Holder in regard to his aforesaid prospecting right issued in favour of the Holder at any stage.

9.5 Within 10 (ten) days after receipt by the Contractor or the Holder of any written directive given to him by the Director, his inspector or other representative, the Contractor or the Holder will deliver to the Holder or the Contractor a copy of such directive.

10. ARBITRATION

10.1 Save as otherwise specifically provided in this Agreement, any dispute amongst the Parties in regard to:

10.1.1 the interpretation of;

10.1.2 the effect of;

10.1.3 the Parties' respective rights and obligations under;

10.1.4 a breach of;

10.1:5 any matter arising out of;

10.1.6 this Agreement shall be decided by arbitration in the manner set out in this clause.

10.2 The said arbitration shall be held subject to the provisions of this clause:

10.2.1 at Kimberley;

10.2.2 informally;

10.2.3 otherwise in accordance with the rules of the Arbitration Foundation of Southern Africa or any successor or replacement body (if any) ("AFSA");

10.2.4 It shall be held and concluded within 30 (thirty) Business Days after it has been demanded.

10.3 If AFSA ceases to exist or declines to accept the hearing of the dispute, the dispute shall be submitted to and decided by arbitration in accordance with rules of AFSA in force immediately before AFSA ceased to exist or declined to accept the hearing of the dispute (as the case may be).

10.4 The arbitrator shall be if the question in issue is:

10.4.1 primarily an accounting matter, an independent accountant with no less than 10 years standing agreed upon amongst the Parties;

10.4.2 primarily a legal matter, a practising Senior Counsel with no less than 10 years standing agreed upon amongst the Parties;

10.4.3 any other matter, an independent person agreed upon amongst the Parties.

10.5 If the Parties cannot agree upon a particular arbitrator in terms of this agreement above within 7 Business Days after the

arbitration has been demanded, the nomination in terms of this agreement and as the case may be, shall be made by AFSA at the request of any Party to such dispute.

10.6 The Parties irrevocably agree that the submission to arbitration in terms of this agreement is subject to the Parties' rights of appeal set out hereunder.

10.7 Any Party to the arbitration may appeal a decision of the arbitrator within a period of 20 Business Days after the arbitrator's ruling has been handed down by giving written notice to that effect to the other Party to the arbitration. The appeal shall be dealt with in accordance with the rules of AFSA by a panel of three arbitrators appointed by AFSA.

10.8 The decision of the arbitrator shall be final and binding on the Parties to the arbitration after the expiry of the period of 20 Business Days referred to in supra if no appeal has been lodged by either Party within such period. A decision which becomes final and binding in terms of this agreement may be made an order of court at the instance of either Party to the arbitration.

10.9 Nothing herein contained shall prevent or prohibit any Party from applying to the appropriate court for interim or urgent relief.

10.10 The provisions of this agreement shall be divisible from any other part of the Agreement and shall survive the termination or cancellation of this Agreement notwithstanding that the rest of the Agreement may be void or voidable.

10.11 The Parties irrevocably agree that the decision in these arbitration proceedings:

10.11.1 shall be binding on them,

10.11.2 shall be carried into effect,

10.11.3 may be made an order of any Court of competent jurisdiction.

11. GENERAL BREACH

11.1 Should any party (the defaulting party) commit a breach of any material provision of the agreement and fail to remedy such breach within 14 days from receipt of written notice from the other party (the aggrieved party) calling upon it to do so, the aggrieved party shall have the right, either:

11.1.1 if the breach complained of can be fully remedied by the payment of money, to take whatever action may be necessary to obtain payment of the amounts required by the aggrieved party to remedy such breach; or

11.1.2 if the breach complained of cannot be fully remedied by the payment of money, or, alternatively, if it can be so remedied and payment of any amounts claimed by the aggrieved party in terms of 10.1.1 is not made to the aggrieved party within 7 days of the date of determination through arbitration or legal process of the amount legally payable, to take whatever action may be necessary to enforce its rights under the agreement, or to cancel the agreement, and in any

event to claim such damages as it may have suffered as a result of such breach of contract.

11.2 The defaulting party shall be liable for all costs and expenses incurred as a result of or in connection with the default.

12. DOMICILIUM

The parties hereby choose the following addresses as their prospective *domicilium citandi et executandi* for the purposes of all notices or processes to be given in terms of this agreement:

The Holder	:	TYGERFORUM B, 2ND FLOOR, 53 WILLIE VAN SCHOOR DRIVE, TYGERVALLEY, 7530 PO BOX 4143, TYGERVALLEY, 7536.
Contractor	:	2A ERASMUS STREET, BARKLY WEST PO BOX 251, BARKLY WEST, 8510
The Surface Owner	:	PLOT 253, WINSDORTON, 8510 P O BOX 43, WINDSORTON, 8510

13. GENERAL

13.1 This agreement records all the terms of agreement between the parties and substitutes any prior agreement.

13.2 No amendment to this agreement will be valid unless recorded in writing and signed by all parties.

13.3 No extension or indulgence granted by any of the parties in terms of this agreement to the other party will be regarded as a waiver of such parties rights or any abandonment thereof.

13.4 The parties hereby confirm that neither of them gave any guarantees or made any representations to the other party which are material and induced such party to enter into this agreement, except for those guarantees and representations which have been recorded in writing in this agreement.

14. COSTS

Each party will be responsible for payment of his own legal costs in connection with the preparation and all attendances with regard to the drawing of this agreement.

15. SPECIAL TERMS AND CONDITIONS

15.1.1 The parties agree that the contractor shall commence operations regarding the said Prospecting Right (PR 1787) on the farm/or portions thereof as identified by the contractor within **ten (10) days**, calculated from date of signature.

15.1.2 The said prospecting/exploration period shall be calculated on minimum of 100 000 m^3 or for a period not exceeding 90 (ninety) days, whichever event occurred first, and shall continue for a period not exceeding 120 (one hundred and twenty) days calculated from date of signature of this Agreement, notwithstanding the terms

and conditions as referred to in paragraphs 3 and 4 supra.

15.1.3 In the event that the option as referred to hereunder is exercised by the Contractor, the terms and conditions as referred to in paragraph 3 and 4 supra shall be applicable and super cede any other terms and conditions referred to in this Agreement.

15.2.1 In the event the option is not exercised by the Contractor in the prescribed period this Agreement shall be nul and void and of no further force or effect and shall no party have any claim of whatsoever nature against the other party.

15.2.2 The parties further agree that in the event that the option is not exercised the Contractor shall make available to the Surface Owner all drilling and technical information regarding the non viability of the diamond resource and shall the Contractor sign all documentation regarding any other Rights on the property of the Surface Owner held by the Contractor as to enable the Surface Owner to become the Holder of such mineral right.

15.3 Upon the Contractor exercising the option the parties shall sign all documentation prepared by the attorneys to transfer the right, title and interest in the prospecting right (PR 1787) to the Contractor in terms of Section 11 of the MPRDA.

15.4 This contractors agreement shall subsist until such

period as the Minister has granted the Section 11 application or the Contractor cancels this agreement in terms of paragraphs 3 and 4 as referred to supra or for any other valid reason (PR 1787).

15.5.1 The payments made by the Contractor in terms of Clause 7.3 to the Holder shall be subtracted from the purchase price in the event the option is exercised by the Contractor for PR 1787 and shall include PR 2131 when granted.

15.5.2 In the event that an amount exceeding R6 000 000.00 (six million rand) is paid to the Holder in or during the 90 (ninety) day prospecting period, it shall be deemed that the purchase price has been settled in full and shall no further monies be payable to the Holder.

15.5.2.2 It is also recorded that in the event the Contractor extracts any single diamonds worth an excess of R2 000 000.00 (Two Million Rand) during the prospecting/ exploration period as referred to in 15.1.2 supra, the Holder shall be entitled to 20% income of the gross sale over and above any other payments referred to in this Agreement (PR 1787) specifically including the Prospecting Right under application with reference number (NC) 2131 PR.

15.2.2.3 The Holder of PR 1787 will be liable for registration for Royalties and payment thereof to the South African Revenue Services (SARS).

15.6 Upon signature of this Agreement the Holder will instruct

the Contactor to make all payments directly to the Trust Account of Van Zyl & Groenewald Attorneys, Hartswater, excluding the monthly and/or ad hoc payments payable after the 90 (ninety) day and/or 100 000 cubes period, with due compliance by all parties regarding any applicable accounting practice.

16. OPTION

16.1.1 With effect from the signature date, the Holder hereby grants an irrevocable and unconditional option to the Contractor to purchase from the Holder the right, title and interest in the Prospecting Right with number (NC) 1787 PR the prospecting areas as referred to in paragraph A of the recordal in this agreement.

16.1.2 This option shall be valid for a period of 120 (one hundred and twenty) days, the said period calculated from the date of signature hereof for PR 1787.

16.1.3 The Contractor may exercise this option at any time during the option period as referred to in 15.1 *supra.*

16.1.4 In the event that the Contractor elects to exercise the option, the Contractor shall in writing notify the Holder or his attorneys Van Zyl & Groenewaldt, Hartswater of its intention by delivering the duly signed notices to that effect to the domicilium address as reflected in this agreement.

16.1.5 Such a delivery of the acceptance notice regarding the exercising of the option may be sent via e-mail, registered post or facsimile prior to the expiry of the option period as referred to herein. It is specifically recorded that the only proof of such delivery shall be the kind acceptance thereof by the Holder or it's representatives or the recorded proof thereof.

16.2 PURCHASE PRICE - OPTION – MINERAL RIGHT IN RESPECT OF PROSPECTING RIGHT WITH REFERENCE NUMBER (NC) 1787 PR

The purchase price shall be the total amount of **R6 000 000.00 (Six Million) Rand plus VAT (if applicable)** and shall be payable as follows:

16.2.1 An amount of **R2 000 000.00 (Two Million) Rand plus VAT (if applicable)** payable within **10 (ten) days** from date of exercising of the option by the Contractor;

16.2.2 The balance amount shall be payable in **(10) ten equal monthly payments**, payable from the **02nd month after exercising of the option.**

16.2.3 The balance payments shall attract interest at a rate equal to the Standard Bank rate from time to time.

16.2.4 Payments shall be made against delivering of the applicable invoices and/or VAT invoices.

16.3 **GENERAL**

16.3.1 This option agreement records all terms of the option between the parties and substitutes any prior agreement.

16.3.2 No amendment to this option agreement will be valid unless recorded in writing and signed by all parties.

16.3.3 No extension or indulgence granted by any of the parties in terms of this option agreement to the other party will be regarded as a waiver of such parties rights or any abandonment thereof.

16.3.4 The parties hereby confirm that neither of them gave any guarantees or made any representations to the other party which are material and induced such party to enter into this option agreement, except for those guarantees and representations which have been recorded in writing in this agreement.

17. <u>CONFIDENTIALITY CLAUSE</u>

17.1 Neither the Holder and/or Surface Owner shall issue any press release or any other public document or make any public statement relating to or connected with or arising out of this Agreement without obtaining the prior approval of the contractor to the contents thereof and the manner of its presentation and publication.

17.2 Each of the Parties shall at all times keep confidential (and shall ensure that its employees, advisors and agents shall keep confidential) any confidential information which it has acquired or may acquire in relation to the other Party to this Agreement save for any information:

17.2.1 which is publicly available or becomes publicly available through no act or default of the Holder and/or Contractor; or

17.2.2 which was in the possession of a party prior to its disclosure otherwise than as a result of any breach by a Party of any obligation of confidentiality owed to the other Party whether pursuant to this Agreement, or

17.2.3 which is disclosed to that Party by a third party which did not acquire the information under an obligation of confidentiality; or

17.2.4 which is independently acquired by that Party as a result of work carried out by a person to whom no disclosure of such information has been made, and shall not use or disclose such information except with the consent of the other Party or in accordance with an order of court of competent jurisdiction or in order to comply with any law or governmental regulations by which the Party concerned is bound.

17.3 The Parties shall ensure that their respective advisors, officers, employees and agents shall observe a similar obligation of confidence in favour of the other of them.

17.4 This confidentiality undertaking shall survive the termination of this Agreement for whatsoever reason for a period of 5 years after such termination.

18. SURFACE USE

18.1 COMMENCEMENT, DURATION AND TERMINATION

18.1.1 This agreement shall commence and terminate in terms of par.3 and 4 supra.

18.2 GRANTING OF LAND USE RIGHTS

18.2.1 M J A BOERDERY CC hereby grants to and in favour of HC VAN WYK DIAMONDS LIMITED the absolute and exclusive right to utilise the farm or such portion thereof required from time to time regarding the prospecting/mining activities of the Contractor/Holder/ HCWD.

18.2.2 The Holder records that it has appointed HC VAN WYK DIAMONDS LIMITED at its sole and exclusive contractor to effect the Prospecting/ Mining operations on its behalf on Prospecting Right with reference number (NC) 1787 (PR). The parties thus record that all of the entitlements and

conditions granted and contained in this agreement shall *ipso facto* be applicable and binding on the contractor.

18.2.3 Subject to the terms and conditions of this agreement, such right to utilise the property as aforesaid, shall include, but not be limited, to the following:

18.2.3.1 The drilling of boreholes, both for water and for purposes of determining the locality, depth, quality and other characteristics of diamondiferous gravels in the prospecting/mining area;

18.2.3.2 The digging of trenches for purposes of determining the locality, depth, quality and other characteristics of diamondiferous gravels in the prospecting/mining area;

18.2.3.3 The digging of pits in order to extract the diamondiferous gravel for further processing;

18.2.3.4 The building of roads;

18.2.3.5 The construction of dams and slime dams;

18.2.3.6 The setting up of a Prospecting/ Mining camp or camps, inclusive but not limited to offices, ablution facilities, workshops, storerooms, sorting rooms, parking and service area for vehicles and equipment, radio antennae, ramping and loading facilities, medical facilities etc. but specifically excluding a workers compound on the said farm.

18.2.3.7 The installation of electricity generators lines and connections;

18.2.3.8 The installation of water pumping stations and points;

18.2.3.9 The erection of fences.

18.2.3.10 Generally to utilise such areas of the farm or property in such manner as might be reasonably necessary in order to optimally conduct the envisaged prospecting/mining activities on the prospecting/mining area.

18.2.3.11 M J A BOERDERY CC grants HC VAN WYK DIAMONDS LIMITED the right to apply for Water Rights at the Department of Water Affairs and Forestry and also undertakes to, if

necessary and if available to supply water to HC VAN WYK DIAMONDS LIMITED for prospecting/mining activities, the said water to be obtained from the water rights held by the Surface Owner.

18.3 **LEGISLATION AND SOUND PROSPECTING/MINING PRACTICES**

18.3.1 During the full duration of the Prospecting/ Mining activities on the prospecting/mining area, HC VAN WYK DIAMONDS LIMITED shall adhere to all legislation relating to such prospecting/mining activities and shall conduct such activities in accordance with sound prospecting/mining practices.

18.3.2 HC VAN WYK DIAMONDS LIMITED shall in the conducting of the Prospecting/Mining activities on the prospecting/mining area, strictly comply and adhere to the Environmental Management Plan as approved by the Department of Minerals and Energy or any amendment thereto from time to time. A copy of the Environmental management Plan, and any amendment thereto, shall be delivered to HC VAN WYK DIAMONDS LIMITED.

18.4 **ROADS**

18.4.1 HC VAN WYK DIAMONDS LIMITED shall be entitled to construct and maintain roads on and over the property in order to gain access to the prospecting/mining area and to transport plant and equipment to and from the prospecting/mining area.

18.4.2 HC VAN WYK DIAMONDS LIMITED shall however, as far as is practicable possible, use existing roads on the property.

18.4.3 All new roads constructed by HC VAN WYK DIAMONDS LIMITED on the property shall follow the shortest route to the prospecting/mining area while causing the least inconvenience or damage to the Surface Owner.

18.4.4 HC VAN WYK DIAMONDS LIMITED shall maintain all roads on the property used in connection with the prospecting/mining activities.

18.5 **GENERATORS AND ELECTRICAL CABLES**

18.5.1 HC VAN WYK DIAMONDS LIMITED shall be entitled to lay electrical cables over the property and shall be entitled to install generators.

18.5.2 HC VAN WYK DIAMONDS LIMITED shall ensure that all electrical installations, cables and generators are secured in a manner that minimizes danger to persons and animals.

18.5.3 All electrical installations on the property and prospecting/mining area shall be done and overseen by a qualified electrician.

18.6 BOREHOLES AND WATER EXTRACTION

18.6.1 Subject to obtaining the necessary approvals, HC VAN WYK DIAMONDS LIMITED shall be entitled to drill boreholes on the property and to extract water from such boreholes.

18.6.2 HC VAN WYK DIAMONDS LIMITED shall be entitled to lay water pipelines over the property and convey water to its prospecting/mining operations.

18.6.3 All boreholes sunk on the property, inclusive of casings installed on such boreholes, but excluding any generators, pumps and engines, shall at the termination of this agreement become the sole and exclusive property of the Surface Owner.

18.7 **REHABILITATION**

18.7.1 HC VAN WYK DIAMONDS LIMITED shall, in as far as is practicably possible, after the completion of its Prospecting/Mining activities on any particular area, restore the surface of the prospecting/mining area affected by its prospecting/mining activities, to its natural state.

18.7.2 Such rehabilitation shall as far as is reasonably practicable, be effected simultaneously with or immediately after the completion of the prospecting/mining activities on any one area.

18.8 **WHOLE AGREEMENT**

18.8.1 This agreement constitutes the whole agreement between the parties as to the subject matter hereof and no agreements, representations or warranties between the parties regarding the subject matter hereof other than those set out herein are binding on the parties.

18.9 **VARIATION**

No addition to or variation, consensual cancellation or novation of this agreement and no waiver of any right

arising from this agreement or its breach or termination shall be of any force or effect unless reduced to writing and signed by all the parties or their duly authorised representatives.

18.10 **RELAXATION**

No latitude, extension of time or other indulgence which may be given or allowed by any party to the other party in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any party arising from this agreement, and no single or partial exercise of any right by any party under this agreement, shall in any circumstances be construed to be as an implied consent or election by such party, or operate as, a waiver or a novation of or otherwise affect any of the party's rights in terms of or arising from this agreement or estop or preclude any such party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

SIGNED AT Windsorton **ON THIS** 26 **DAY OF** May **2010.**

AS WITNESSES:

1. ____________________

2. ____________________

HOLDER

SIGNED AT JOHANNESBURG ON THIS 2 DAY OF JUNE. 2010.

AS WITNESSES:

1. ______________________

2. ______________________

____
CONTRACTOR

SIGNED AT Windsorton ON THIS 26 DAY OF May 2010.

AS WITNESSES:

1. ______________________

2. ______________________

____
SURFACE OWNER

15 rvt/R00948

"A"

TRANSPORTAKTE

DIKGATLONG MUNISIPALITEIT

T 001625/2005

tgv

MJA BOERDERY

ERF: 2004, 'n Gedeelte van Erf: 2003, Windsorton

VAN DE WALL & VENNOTE PARTNERS
PROKUREURS, NOTARISSE & TRANSPORTBESORGERS
ATTORNEYS, NOTARIES & CONVEYANCERS
TEL. & FAKS TEL. & FAX 8311041
POSBUS P.O. BOX 294
N/U A/II 8311046
KIMBERLEY
N.K. N.C.

MB

rvt/R00948
15

Opgestel deur my

TRANSPORTBESORGER
K J SPANGENBERG

VERBIND MORTGAGED

VIR
FOR R 216 000-00

B 001825 / 2005

05 JUL 2005

REGISTRATEUR/REGISTRAR

T 001625 / 2005

AKTE VAN TRANSPORT

VAN DE WALL EN VENNOTE/PARTNERS
V D WALL GEBOU
GROND VLOER SOUTHEY STRAAT
KIMBERLEY 8301
Posbus 294
Telefoon (053) 8302900

HIERMEE WORD BEKEND GEMAAK

DAT KAREL JOHAN SPANGENBERG

voor my **REGISTRATEUR VAN AKTES** te KIMBERLEY verskyn het, behoorlik daartoe gemagtig deur 'n Volmag ten gunste van hom verly te BARKLY-WES op die 16de dag van Januarie 2004

deur:

DIKGATLONG MUNISIPALITEIT

Endossement

Kragtens die registrasie van notariële akte van serwituut van waterleiding K 33 /2005 is die binnegemelde eiendom onderhewig aan 'n serwituut van waterleiding 16 (sestien) meter wyd die suidoostelike grens waarvan aangedui word deur die lyn voorgestel deur bakens N1 tot M2 op kaart LG. no. 1285/2003 t.g.v. die Nasionale Regering geheg aan akte van Transport T /2005 soos meer volledig sal blyk uit bogemelde notariële akte.

05 JUL 2005

Aktekantoor Kimberley

Registrateur van Aktes

EN die genoemde Komparant het verklaar dat DIKGATLONG MUNISIPALITEIT op 1 Januarie 2004 waarlik en wettiglik per PRIVATE OOREENKOMS verkoop het en dat hy in sy voormelde hoedanigheid hiermee in volle en vrye eiendom sedeer en transporteer aan en ten gunste van:

M J A BOERDERY BK
Registrasie Nr CK 1998/041282/23

sy erfgename, eksekuteurs, administrateurs of regverkrygendes van die ondergenoemde eiendom, naamlik:

Erf 2004, 'n Gedeelte van Erf 2003, Windsorton Geleë in die Dikgatlong Munisipaliteit, distrik Barkly-Wes, provinsie Noord-Kaap

GROOT 901,9988 (NEGE HONDERD EN EEN KOMMA NEGE NEGE AGT AGT) hektaar meter soos aangedui op Kaart LG nr. 1839/2003 wat daarop betrekking het en GEHOU kragtens Sertifikaat van Geregistreerde Titel Nr. T

A. ONDERHEWIG aan die ondergemelde voorwaardes geskep in Grondbrief (BARKLY-WES VRYPAGTE BOEK 1, FOLIO 22) naamlik:-

1. That all rights to minerals, mineral products, mineral oils, and precious stone, precious or base metals on or under the land hereby granted are expressly reserved to the Crown, together wiht the right of access to any mines or works undertaken for mining or prospecting purposes by any person duly authorised in that behalf. The land is subject to such further rights as the public or the Government now may or may hereafter have to be entitled to obtain under by virtue of any law relating to the prospecting, digging, mining or exploration of minerals, mineral products, mineral oils, precious stones, precious or base metals on or under the land hereby granted, which rights shall not be impaired or in any way affected by the title deed.

2. That the land shall be subject to all rights and servitutes which now affect or at any time hereafter may be found to affect the title of the land hereby granted or which may be binding on the Government in respect of the said land as at the date hereof.

B. VERDER ONDERHEWIG aan die volgende voorwaardes soos opgelê en afdwingbaar deur die Administrateur van die Kaap die Goeie Hoop met die stigting van Windsorton Uitbreiding 1 soos geskep in Sertifikaat van Geregistreerde Titel Nr. T 001624/2005 naamlik:

1. Alle woorde en uitdrukking wat in die volgende voorwaardes gebesig word het dieselfde betekenisse as wat daaraan geheg word by die Regulasies afgekondig by Provinsiale Kennisgewing No. 623 van 14 Augustus 1970.

2. Ingeval 'n dorpsaanlegskema of enige gedeelte daarvan op hierdie erf van toepassing is of daarop van toepassing gemaak word, sal enige bepalings daarvan wat meer beperkend is as enige voorwaardes van eiendomsreg wat op hierdie erf van toepassing is, voorkeur geniet. Enige bepaling van hierdie voorwaardes moet nie opgevat word al sou dit die bepalings van Artikel 146 van Ordonnansie No. 15 van 1952 soos gewysig, vervang nie.

3. Geen gebou op hierdie erf mag gebruik word of van gebruik verander word vir 'n ander doel as wat volgens hierdie voorwaardes toegelaat word nie.

4. Die eienaar van hierdie erf is verplig om sonder betaling van vergoeding toe te laat dat elektrisiteits-, telefoon- of televisiekabels of drade en hoof- en/of ander waterpype en die rioolvuil en dreinering insluitende stormater van enige ander erf of erwe, binne of buite hierdie dorp, oor hierdie erf gevoer word indien dit deur die plaaslike of ander statutêre owerheid nodig geag word, en wel op die wyse en plek wat van tyd tot tyd redelikerwys vereis word. Dit sluit die reg op toegang te alle redelike tye tot die eiendom in met die doel om enige werke met betrekking tot bogenoemde aan te lê, te wysig, te verwyder of te inspekteer.

5. Die eienaar van hierdie erf is verplig om sonder vergoeding op die eerf die materiaal te ontvang of uitgrawings op die erf toe te laat al na vereis word, sodat die volle breedte van die straat gebruik kan word omrede van die verskil tussen die hoogte van die straat soos finaal aangelê en die erf tensy hy verkies om steunmure te bou tot genoeë van en binne 'n tydperk wat die plaaslike owerheid bepaal.

WESHALWE die Komparant afstand doen van al die reg en titel wat die gesegde DIKGATLONG MUNISIPALITEIT, voorheen in die genoemde eiendom gehad het en gevolglik ook erken dat hy geheel en al uit die besit daarvan onthef is en nie meer daartoe geregtig is en dat kragtens hierdie akte, die genoemde

M J A BOERDERY BK
Registrasie Nr CK 1998/041282/23

sy erfgename, eksekuteurs, administrateurs of regverkrygendes tans en voortaan daartoe geregtig is, ooreenkomstig plaaslike gebruik, behoudens die Regte van die Staat, en ten slotte erken hy dat die eiendom verkoop is op 16 Januarie 2004 vir 'n koopprys van R215 426,84 (TWEE HONDERD EN VYFTIEN DUISEND VIER HONDERD SES EN TWINTIG RAND EN VIER EN TAGTIG SENT).

IN GETUIENIS WAARVAN EK, die genoemde REGISTRATEUR VAN AKTES tesame met die Komparant, q.q. hierdie Akte onderteken het en met my Ampseël bekragtig het.

ALDUS GEDOEN EN GETEKEN op die kantoor van die REGISTRATEUR VAN AKTES te KIMBERLEY op

05 JUL 2005

q.q.

In my teenwoordigheid

REGISTRATEUR VAN AKTES

Hereregtevrystelling uitgereik deur die Ontvanger van Inkomste, Kimberley op 06-05-04

Uitklaring: Dikgatlong Munisipaliteit

Nagesien:

1. 2.

REPUBLIEK VAN SUID-AFRIKA (voorheen Departement van Finansies) Ink.684

SUID-AFRIKAANSE INKOMSTE DIENS

DEEL I

HEREREGTE --- VORM B
VERKLARING DEUR KOPER

SPORTGEWER (Verkoper)
IKGATLONG MUNISIPALITEIT

ISPORTNEMER (Koper)
M J A BOERDERY BK Registrasienr. CK1998/041282/23

RYWING VAN EIENDOM
2004, 'n GEDEELTE VAN ERF 2003, WINDSORTON, GELEë IN DIE DIKGATLONG MUNISIPALITEIT, DISTRIK (LY-WES, PROVINSIE NOORDKAAP GROOT 901,9988 (NEGE HONDERD EN EEN KOMMA NEGE NEGE AGT) HEKTAAR

tum van transaksie: 16 ~~April~~ Januarie 2004	Vergoeding: R 215 426,84

REREGTE BETAAL DEUR ~~C. M. DE BRUYN & VENNOTE/PARTNERS~~ VD Wall & Vennote

sadres: POSBUS 140, BARKLY-WES, 8375

VIR AMPTELIKE GEBRUIK

ereregte betaal op R................... /et waarkragtens hereregte gehef word	Synde

Staal-rojeerstempel van kantoor van uitreiking 15.05.04	ONTVANGER VAN INKOMSTE, KIMBERLEY RECEIVER OF REVENUE, KIMBERLEY *Ontvanger van inkomste*	KASREGISTERKWITANSIE **HEREREGTE/TRANSFER DUTY** VRYGESTEL INGEVOLGE ARTIKEL 9 (15) VAN DIE HEREREGTEWET. EXEMPT FROM TRANSFER DUTY IN TERMS OF SECTION 9 (15) OF THE TRANSFER DUTY ACT

Uitgegee Kragtens Kopiereg-Outoriteit Nr. 9065 gedateer 8 Februarie 1990 van die Staatsdrukker

2004 -05- 06

Dikgatlong
Municipality/Munisipaliteit

Private Bag/ Privaatsak X5
BARKLY WEST/ BARKLY-WES

Tel: 053-531 0671/2/3
Fax: 053-531 0624

Alle korrespondensie moet aan die Munisipale Bestuurder gerig word

All communications to be addressed to the Municipal Manager

KLARINGSERTIFIKAAT/CLEARANCE CERTIFICATE

MUNISIPALITEIT/MUNICIPALITY	:	DIKGATLONG
TRANSPORTGEWER/TRANSFERER	:	DIKGATLONG MUNISIPALITEIT PRIVAATSAK X5, BARKLY-WES, 8375
TRANSPORTNEMER/TRANSFEREE	:	M J A BOERDERY BK POSBUS 13, WARRENTON, 8530
EIENDOM/PROPERTY	:	ERF 2004(gedeelte van Erf 2003) geleë WINDSORTON MUNISIPALITEIT DIKGATLONG afdeling BARKLY-WES/ situated in the DIKGATLONG MUNICIPALITY division of BARKLY WEST GROOT/IN EXTENT 901,9988 m2.

Magtiging word hierby , ingevolge Artikel 118 van Wet 32 van 2000, verleen vir die registrasie van die oordrag van eiendom hierin beskryf. Authorization is hereby, according to Article 118 of Act 32 of 2000 granted for the transfer of the immovable property herein described. Magtiging slegs van toepassing op vaste maandelikse heffings en nie lopende verbruik/Authorization only applies to fixed monthly charges and not on monthly usage. Hiermee word gesertifiseer dat alle bedrae verskuldig, vir 'n tydperk van 3 jaar, voor die datum van die sertifikaat betaal is.

Hierdie magtiging is geldig tot die 30ste dag van Junie 2005.

This authorization is valid up to the 30th June 2005

DIKGATLONG MUNISIPALITEIT
MUNISIPALE BESTUURDER
15 APR 2005
MUNICIPAL MANAGER
MUNICIPALITY OF DIKGATLONG

MUNISIPALE BESTUURDER

16 April 2005
DATUM/DATE

DME 385 B

DEPARTMENT: MINERALS AND ENERGY

REPUBLIC OF SOUTH AFRICA

PROSPECTING RIGHT

Granted in terms of section 17(1) of the Mineral and Petroleum Resources Development Act, 2002 (Act No. 28 of 2002)

Minerals and Energy for Development and Prosperity

TABLE OF CONTENTS

Protocol No: 116/2010
File Ref No (NC) 1787 PR
Application No

LET IT HEREBY BE MADE KNOWN:

THAT on this **09th** day of **April** in the year **2010**, before me, **Oban Cronje** notary public, duly sworn and admitted, residing and practising at **Kimberley**, in the **Northern Cape** Province of South Africa, and in the presence of the subscribing competent witnesses, personally came and appeared:

Faith Mazabane, Acting Regional Manager, **Northern Cape** Region of the Department of Minerals and Energy, and as such in his/her capacity as the duly authorised representative of:

THE MINISTER OF MINERALS AND ENERGY

The said Regional Manager, being duly authorised thereto under and by virtue of a Power of Attorney granted by the Deputy Director General: Mineral Regulation of the Department of Minerals and Energy on the **04th** day of **May** in the year **2009** in terms of the powers delegated to him by the Minister on the 12th day of May 2004 in terms of section 103 (1) of the Mineral and Petroleum Resources Development Act, 2002 (Act No. 28 of 2002),

AND

Amos Jacob Davids in his capacity as the duly authorised representative of Batla Resouces Propietary Limited, Registration number:

2	0	0	7	/	0	1	0	4	4	6	/	0	7	

(Hereinafter together with his/her/its successors in title and assigns referred to as "the Holder", he/she, the said representative, being duly authorised thereto under and by virtue of a power of attorney/resolution of directors/members of the Holder, signed or passed at Cape Town on the 09th day of November in the year 2009 which power of attorney or a certified copy of a resolution has this day been exhibited to me, the notary, and remain filed of record in my protocol with the minutes hereof.)

AND THE MINISTER AND HOLDER DECLARED THAT:

WHEREAS The State is the custodian of the nation's mineral and petroleum resources in terms of section 3 of the Act,

AND WHEREAS The Holder has applied for a prospecting right in terms of section 16 of the Act,

AND WHEREAS The Deputy Director-General: Mineral Regulation has by virtue of the powers delegated to him granted to the Holder a prospecting right in terms of Section 17 of the Act.

NOW THEREFORE THE MINISTER GRANTS A PROSPECTING RIGHT TO THE HOLDER SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

Definitions

In this prospecting right, unless the context indicates otherwise, the following words and expressions shall have the meanings assigned to them:

'***Act***' means the Mineral and Petroleum Resources Development Act, 2002 (Act 28 of 2002) and includes the Regulations, guidelines, directives and orders made in terms of this Act;

'***Effective date***' means **09th** day of **April** in the year **2010** (being the date on which the Environmental Management Plan is approved in terms of section 39(4) of the Act];

'***Holder***' is as defined in the Act, and specifically in relation to this right, means **Batla Resources Proprietary Limited**, Registration No /Identification No. **200701044607**;

'***Mineral***' is as defined in the Act, and specifically in relation to this right means **diamonds (alluvial)**;

'***Minister***' means the Minister of Minerals and Energy and includes the successors in title, the assignee or any person duly authorised to act in the Minister's place and stead;

'***Prospecting Area***' is as defined in the Act and includes any additional area of environmental liability as may be reflected on the Environmental Management Plan relating to this right;

'***Prospecting right***' is as defined in the Act and includes all the Annexures to it, Agreements and inclusions by reference;

'***Prospecting Work Programme***' is defined in the Act and is as reflected in **Annexure** A to this prospecting right; and

'**Regional *Manager***' is as defined in the Act and specifically in relation to this right means the Regional Manager for the **Northern Cape** Region of the Department of Minerals and Energy.

1. **Description of the Prospecting Area**

The Prospecting Area shall comprise the following:

Certain: **A portion of Erf 2004 (a portion of Erf 2003) Windsorton**

Situated: **In,** Magisterial/Administrative District **of Barkly West**

Measuring: **587.7319** hectares in extent.

(In the case of various farms being involved, a list can be attached and referred to as **Annexure N/A**);

Which Prospecting Area is described in detail on the attached Diagram/plan marked **Annexure B.**

2. **Granting of Prospecting Right and Permission to Remove in terms of section 20**

2.1 Without detracting from the provisions of sections 5 and 19 of the Act, the Minister grants to the Holder, the sole and exclusive right to:

2.1.1 Prospect for the Holder's own account, the mineral/s in, on and under the Prospecting Area, and:

2.1.2 Permission granted in terms of section 20 (2) of the Act to remove diamonds (alluvial) for the holder's own account,:

2.1.2.1 The terms and conditions of this prospecting right, the provisions of the Act and any other relevant law in force for the time being.

[Where the right to remove has not been granted, Clause 2.1.2, and its sub-clauses above are not applicable and should be deleted and the rest of clause 2 should be amended accordingly before execution].

3. **Commencement, Duration and Renewal**

3.1. This prospecting right shall commence on **09 April 2010** and, unless cancelled or suspended in terms of section 47 of the Act, will continue in force for a period of **5 (five)** years ending on **08 April 2015.**

3.2. The Holder must commence with the prospecting operations within 120 days from the date on which the prospecting right becomes effective in terms of section 17 (5) of the Act or any later date as may, upon a written request by the Holder, be authorised in writing by the Minister in terms of the Act, failing which this right may be cancelled or suspended.

3.3. Any application for a renewal of this prospecting right shall be submitted to the office of the Regional Manager not later than 60 working days prior to the date of expiry of this right.

4. Amendments, Variation and Abandonment

4.1 The terms of this right may not be amended or varied (including by extension of the area covered by it or by the addition of minerals or a share or shares or seams, mineralized bodies, or strata, which are not at the time the subject thereof) without the written consent of the Minister.

4.2 The Holder shall be entitled to abandon or relinquish the right or the area covered by the right entirely or in part. Upon abandonment or relinquishment of the prospecting area or any portion thereof, the Holder must:

4.2.1 Furnish the Regional Manager with all prospecting results and/or information, as well as the general evaluation of the geological, geophysical and borehole data in respect of such abandoned area in so far as it applies to the mineral or any other mineral/s obtained in respect of this right, and

4.2.2 Apply for a closure certificate in terms of section 43 (3) of the Act.

4.3 With effect from the date the Holder has abandoned or relinquished a portion/s of the Prospecting Area, and subject to section 43 of the Act, the Minister is entitled to grant any prospecting rights or mining rights or any right or permit referred to in the Act in, on, or under the portion/s, so abandoned or relinquished, to any person/s.

5. Payment of Prospecting Fees and Royalties

5.1 Prospecting fees as contemplated in section 19(2)(f) of the Act are payable to the State by the Holder from the commencement of this right in accordance with Regulation 76 of the Regulations to the Act.

5.2 Royalties as contemplated in section 19(2) (g) are payable to the State by the Holder for the sale and/or disposal of the mineral in terms of and upon the implementation by the Minister of Finance of a relevant Act of Parliament or an amendment of an Act of Parliament which provides for such payment.

6. Payment of Interest

If the prospecting fees and royalties referred to in clause 5 above are not paid punctually, the Holder shall be in _mora_ and shall pay interest thereon at the rate prescribed in terms of section 80 of the Public Finance Management Act, 1999 [Act 1 of 1999] reckoned from the date on which payment becomes due and payable, to the date of actual payment.

7. Restrictions and Obligations Imposed on the Holder

7.1. The Holder is entitled to the rights referred to in sections 5(2), (3) and 19 of the Act, and such other rights as may be contained in this prospecting right or such other rights as may be granted to, acquired by or conferred upon it by any other applicable law.

7.2. Prospecting operations in the prospecting area must be conducted in accordance with the Prospecting Work Programme and the approved Environmental Management Plan and any amendment thereof.

7.3. The Holder shall not trespass or enter into any homestead, house or its curtilage nor interfere with or prejudice the interests of the occupiers and/or owners of the surface of the Prospecting Area except to the extent to which such interference or prejudice is necessary for the purposes of enabling the Holder to properly exercise the Holder's rights under this prospecting right.

8. Mortgage, Cession, Transfer, and Alienation.

This prospecting right, a shareholding, an equity, an interest or participation in the right or joint venture, or a controlling interest in a company, close corporation or joint venture, may not be encumbered, ceded, transferred, mortgaged, let, sublet, assigned, alienated or otherwise disposed of without the written consent of the Minister, except in the case of a change of controlling interest in listed companies.

9. Protection of Boreholes, Shafts, adits and Excavations.

All boreholes, prospecting shafts, adits, excavations, sunk or made, by the Holder during the currency of this prospecting right shall be sealed, closed, fenced, made safe by the Holder in accordance with the approved Environmental Management Plan, the Mine Health and Safety Act, 1996 or any other applicable laws and regulations.

10. Holder's Liability for payment of Compensation for Loss or Damage

10.1. The Holder shall, during the tenure of this right while carrying out the prospecting operations under this prospecting right, take all such necessary and reasonable steps to adequately safeguard and protect the environment, the prospecting area and any person/s using or entitled to use the surface of the prospecting area from any possible damage or injury.

10.2. Should the holder fail to take reasonable steps referred to above, and to the extent that there is legal liability, the holder shall compensate such person or persons for any damage or losses, including but not limited to damage to the surface, to any crops or improvements, which such person or persons may suffer as a result of, arising from or in connection with the exercise of his/her rights under this prospecting right or of any act or omission in connection therewith;

10.3. Neither the Minister, nor the State, shall be liable for any damage or loss of whatsoever nature that may occur or result from any prospecting activities in terms of this Prospecting Right.

11. Inspection of Prospecting Area

The Minister and/or any person duly authorised thereto in writing by the Minister shall be entitled to inspect the prospecting area, the Holder's prospecting operations and the execution of the approved Environmental Management Plan on the Prospecting Area as provided for in the Act, and any instruction conveyed in writing by the Minister to the Holder requiring the proper performance by the Holder of the Holder's obligations under this prospecting right shall be put into effect by the Holder in terms of the Act.

12 Cancellation or Suspension

12.1. Subject to section 47 of the Act, the Minister may cancel or suspend this right if the Holder:

12.1.1 Submits inaccurate, incorrect and or misleading information in connection with any matter required to be submitted under the Act;

12.1.2 Fails to honour or carry out any agreement, arrangement, or undertaking, including, where applicable, the undertaking made by the Holder in terms of the Broad Based Socio Economic Empowerment Charter ~~and Social and Labour plan~~, on which the Minister relied for the granting of this right;

12.1.3 Breaches any material term and condition of this prospecting right;

12.1.4 Conducts prospecting operations in contravention of the provisions of the Act;

12.1.5 Contravenes the requirements of the approved Environmental Management Plan; or

12.1.6 Contravenes any provisions of this Act in any other manner.

12.2 Before the Minister cancels or suspends this right, the Minister must:

12.2.1 Give a written notice to the Holder indicating the intention to suspend or cancel this right;

12.2.2 Give reason/s why the Minister is considering the suspension or cancellation of this right;

12.2.3 Give the Holder 30 days to show reasons why the right should not be suspended or cancelled;

12.2.4 Notify the mortgagee, [if any] of the intention to suspend or cancel this prospecting right; and

12.2.5 Direct the holder, where it is possible to remedy a contravention, breach or failure, to take specified measures to remedy such contravention, breach or failure to comply.

12.3. If the Holder does not take the measures as specified by the Minister to remedy a contravention, breach or failure, and after having considered any representations by the holder in terms of clause 12.2.3, the Minister may suspend or cancel this right.

13. Records and Returns

13.1. The Holder shall maintain all such books, plans and records in regard to prospecting operations on the Prospecting Area as may be required by the Act and shall furnish to the office of the Regional Manager such reports and documents as may be relevant under this right.

13.2. The Holder shall annually furnish to the Regional Manager progress reports contemplated in section 21 (1) (b) of the Act in such a manner and on such timeframes as prescribed by Regulation 8.

13.3 The Holder shall furthermore at the end of each year following commencement of this prospecting right, inform the Regional Manager in writing of any new developments and of the future prospecting activities of the mineral/s on the Prospecting Area.

14. Minister's Liability for Payment of Compensation

The Minister shall not at any time be liable or responsible for the payment of compensation of whatever nature to the Holder, the Holder's successors-in-title or assigns, or any other person, as a result of the granting of this prospecting right.

15. Compliance with the laws of the Republic of South Africa

The granting of this right does not exempt the Holder and its successors in title and/or assigns from complying with the relevant provisions of the Mine Health and Safety Act, 1996, (Act no.29 of 1996) and any other relevant law in force in the Republic of South Africa.

16. Provisions relating to section 2(d) of the Act

In the furthering of the objects of this Act, the Holder is bound by, where applicable, the provisions of an agreement or arrangement dated **27 November 2009** entered into between the Holder/ empowering partner and **Umsimbithi Holdings Pty Ltd** (the empowerment partner) which agreement or arrangement was taken into consideration for purposes of compliance with the requirements of the Act and or Broad Based Economic Empowerment Charter developed in terms of the Act and such agreement shall form part of this right.

17. Severability

Notwithstanding anything to the contrary, any provision of this prospecting right which is contrary to any provision of the Act or which is otherwise <u>ultra</u> <u>vires</u>, null and void, voidable, or unenforceable, shall be severable from the rest of this Right, such rest thus being and remaining of full force, effect and enforceability.

18. Domicilia citandi et executandi

18.1. The parties hereto choose the following addresses as their *domicilia citandi et executandi* and for all purposes arising from this prospecting right, in particular for the purposes of serving of any notice in terms of this prospecting right, and any notice properly addressed to the under-mentioned postal addresses of the parties shall be deemed to have been received by the addressee within 14 days if given in writing and posted by registered post addressed to the addressee at the relevant postal address:

18.1.1. In the case of the ***Minister***:

Physical Address	Postal Address
Liberty Corner Building **29-31 Currey Street, Kimberley** Code **8301** Tel **053 807 1700** Fax **053 832 5631**	**Private Bag X6093** **Kimberley** **8300**

18.1.2. In the case of the ***Holder***:

Physical Address	Postal Address
Tygerforum B, 2nd Floor, **53 Willie van Schoor Drive, Tygervalley** **Code 7530** Tel **021 914 0279** Fax **021 914 0262**	**PO Box 4143** **Tygervalley** **7536**

18.2. Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a party at any place other than the chosen *domicilia citandi et executandi* shall constitute adequate notice or communication to the party notwithstanding that it was not sent to or delivered at such party's chosen *domicilium citandi et executandi.*

18.3. Either party shall be entitled from time to time to change the *domicilia citandi et executandi* or postal address furnished above after giving at least 14 days prior *written* notice of such change to the other party, failing which the above-mentioned addresses will remain in force.

18.4 Any written notice or communication contemplated in this clause which is forwarded by one party to the other by registered post will be presumed to have been received by the addressee on the fourteenth [14] day following the date of posting from an address within the Republic of South Africa to the addressee at the postal address of the addressee for the time being as determined in accordance with the provisions of this clause.

19. Costs

The Holder shall pay all costs and charges incurred in connection with the execution and registration of this prospecting right.

Thus done and signed at **Kimberley** on the **09th** day of **April** in the year **2010** in the presence of the undersigned witnesses:

AS WITNESS:

For and on behalf of the **Minister**

AS WITNESS:

For and on behalf of the **Holder**

Notary Public

ENGELSMAN MAGABANE ING./INC.

REG. NO. 1998/002635/21
BTW/VAT NO. 4660172224

Prokureurs, Akteuitmakers, Boedelberedderaars, Notarisse, Taksateurs, Waardeerders & Afslaers

Attorneys, Conveyancers, Administrators of Estates, Notaries, Appraisers, Valuators & Auctioneers

Babueledi, Conveyancers, Administrators of Estates, Notaries, Appraisers, Thlwathla & Auctioneers

ROCKWELL DIAMONDS

ATTENTION : MR J BRISTOW
CC: GLENN NORTON

PER – E-MAIL

U verw/ Your ref:
Ons verw/Our ref: MVN/mo/R103/G17333
Datum/Date/Letlha: 26 MAY 2010

Du Toitspanweg 80 Du Toitspan Road, Kimberley 8301
Noord-Kaap Provinsie / Northern Cape Province /
Profensi ya Kapa Bokone
609, Kimberley, 8300
(053) 832 8134 / 5 / 6
(Alg. / Gen.) (053) 832 2362
(Aktes / Deeds) (053) 831 1760
(Inv. / Coll.) (053) 831 8063
E-Pos / E-Mail: magda@engelsman.co.za
Docex 31, KBLY

Sir

RE: ROCKWELL DIAMONDS / L VAN DER WESTHUIZEN (MJA BOERDERY CC)

We refer to the above and attach hereto the Contractor's, Surface Use and Option Agreement signed by the Surface Owner and the Right Holder.

Kindly peruse and sign if ad idem with the contents thereof.

Kindly note that the agreement was perused by Me. Oosthuizen from your offices and the changes proposed by herself was effected thereto.

Kindly revert.

Yours faithfully

ENGELSMAN MAGABANE ING./INC.

Per::-